Exhibit 99.1

4/20/2020 Marks Single Largest Sales Day in Driven Company History

Collaborates with Leading Brands & Credits Staff, Technology and Operations as Catalyst to Continued Aggressive Growth

LOS ANGELES, April 22, 2020 /PRNewswire/ -- Driven Deliveries Inc. (the "Company" or Driven) (OTCQB: DRVD), California's fastest growing online cannabis retailer and direct-to-consumer logistics company, announced today that the company has reached its third consecutive sales record in as many weeks, sighting that during its 420 sales campaigns it exceeded previously set sales record by another 31%.

The company's retail divisions, Ganjarunner and Budee, ran concurrent sales promotions in partnership with leading cannabis brands. The promotions ranged from BOGO to percentage savings and even a few swag giveaways, including ganjarunner branded rolling trays, were made available to consumers. The campaigns drove sales in excess of $100,000 in less than a 12 hr period.

"We are beyond grateful to have such strong partnerships with our suppliers and loyal relationships with our customers," said Christian Schenk, CEO Driven Deliveries Inc.  "Our staff stepped up to the occasion and delivered the goods to our customers in record time while our supply chain team ensured availability of products across California to ensure the demand created by our marketing organization was fulfilled as committed," he added.

Promotions included: 20 Brands with 4/20 Deals

ALIVE & KICKING

• 3 CBD pre-rolls for $99

ALPINE VAPOR

• BOGO 65% off vape cartridges
• Save $15 when you buy 1 Alpine cart and 1g of Alpine Flower

ASTER FARMS

• Save $100 when you buy 8 jars of flower

CLAYBOURNE CO.

• Save $19 on grams when you buy any 1/8 flower jar

DABBLICIOUS

• 4 grams of live resin for $140 ($40 off)

DEFONCE

• 3 Chocolate bites for $40 ($50 off!)

HONEY

• 3 vape cartridges for $90 ($15 off!)

HOUSE OF SAKA

• BOGO bottles! ($45 off!)

KAMATREE

• ½ oz flower for $120 ($20 off when you buy 4)

KOROVA

• 3 bags of cookies for $50 ($10 off!)

KUSHY PUNCH

• 4 boxes of gummies for $60 ($20 off!)

NORTHERN EMERALDS

• Save $30 when you buy any 5 pre-rolls (5 for $50!)
• Save $40 when you buy 4 jars of flower

MISS MIRUMS

• 4 gummy tins for $60

OLD PAL

• Old Pal Rolling papers included with any Old Pal purchase while supplies last

ORCHID

• Vape Cartridge and battery kit for $70 ($15 off)
• Save $20 when you buy 2 vape cartridges

PURE BEAUTY

• Buy 2 PB products and get an exclusive face mask for a penny
• 2 cigarettes for $80 ($20 off!)

REBEL COAST

• 2 bottles of cannabis-infused beverages for $75 ($15 off!)

SENSI CHEW

• 20% off entire brand of edibles

SMOAKLAND

• 4 grams concentrates for $120 ($20 off!)
• Smoakland vapes 4 for $100 ($40 off!)

TRUE FARMA

• 2 tinctures for $50 ($30 off!)

In addition to exceeding sales forecasts and executing over 1000 deliveries, new customer acquisitions during 420 represented more than 300 first time orders with the majority generated from organic marketing efforts vs paid advertising.  Additionally, in-app promotions were pushed through notifications to iOS and Android users of the company's Weedwaves mobile application.

The largest grossing product category by volume was edibles, followed by flower, then concentrates, indicating consumers of all cannabis experience levels participated in the celebration.

"The operation and technology continue to provide scale and growth for our business," said Sal Villanueva, President of Driven Deliveries Inc. "We were able to deliver the increased volume with our existing capacity and staff while maintaining our 90 minute promise to more than 92% of California," he added. "We will continue to push the boundaries and exceed our goals day after day."

Lastly, both Ganjarunner and Budee introduced its "High Roller Club" to its big spending customers, even offering year long savings to members who spent more than $420 on the infamous 420 cannabis holiday.

About Driven:

Driven Deliveries, Inc., is the first publicly traded cannabis delivery service operating within the United States. Founded by experienced technology and cannabis executives, the company provides e-commerce solutions, online sales, and on-demand cannabis delivery, in select cities where allowed by law. Driven offers legal cannabis consumers the ability to purchase and receive their marijuana in a fast and convenient manner. By 2020, legitimate cannabis revenue in the U.S. market is projected to hit $23 billion. By leveraging consumer trends, and offering a proprietary, turnkey delivery system to its customers, management believes it is uniquely positioned to best serve the needs of the emerging cannabis industry and capture notable market share within the sector. For more information, please visit www.DRVD.com and review Driven's filings with the U.S. Securities and Exchange Commission.